Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of the following reports in this annual report on Form 40-F (the “Form 40-F”) of Methanex Corporation (the “Company”) to be filed with the United States Securities and Exchange Commission.

1.	Auditors’ Report to the Shareholders of Methanex Corporation dated March 5, 2004 included in the Annual Report of the Company and incorporated by reference in the Form 40-F; and

2.	Auditors’ Report to the Board of Directors and Shareholders of Methanex Corporation dated March 5, 2004 included herein.

We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-112624) on Form S-8 of the Company.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
March 5, 2004

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
of Methanex Corporation

Under date of March 5, 2004, we reported on the consolidated balance sheets of Methanex Corporation (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of income and retained earnings and cash flows for the years then ended, which are included in the Annual Report of the Company dated March 5, 2004. These consolidated financial statements and our report thereon are incorporated by reference in the Annual Report on Form 40-F for the year 2003. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental information entitled “Reconciliation With United States Generally Accepted Accounting Principles”. This supplemental information is the responsibility of the Company’s management. Our responsibility is to express an opinion on this supplementary information based on our audits.

In our opinion, such supplemental information, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
March 5, 2004